Information is unaudited, estimated and subject to change. Investor Presentation Q2’24

Information is unaudited, estimated and subject to change. DISCLAIMER 2 This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Report on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in inflation, interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or MBS, or other asset-backed securities, or ABS; rates of default, delinquencies, forbearance, deferred payments, or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. We use our website (www.chimerareit.com) as a channel of distribution of company information. The information we post on our website may be deemed material. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Chimera when you enroll your email address by visiting our website, then clicking on “News and Events" and selecting "Email Alerts" to complete the email notification form. Our website and any alerts are not incorporated into this document. All information in this presentation is as of June 30, 2024, unless stated otherwise. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Information is unaudited, estimated and subject to change. We strive to provide attractive risk-adjusted returns and long-term value, using securitization, asset selection and leverage, for our shareholders. CHIMERA IS A CREDIT-FOCUSED HYBRID MORTGAGE REIT ▪ We are a Real Estate Investment Trust (REIT) founded in 2007. ▪ We have been internally managed since August 2015. ▪ Our hybrid approach allows us to maintain flexibility in portfolio allocation and liability management. ▪ Our equity capital is approximately $2.6 billion, including approximately $1.7 billion common stock and $930 million preferred stock. ▪ We have declared dividends of $6.3 billion to common and preferred stockholders since inception. ▪ Our portfolio contains residential mortgage loans and mortgage-backed securities. ▪ Our residential mortgage loan portfolio is comprised of Reperforming Loans (RPLs), Non-QM Loans, Investor Loans, Business Purpose Loans (BPLs), and Prime Jumbo Loans and it represents a significant part of our business and growth strategy. ▪ We use leverage to enhance our returns and to finance the acquisition of mortgage assets through several funding sources including repurchase agreements (repo), warehouse lines, unsecured debt, and, most importantly, asset securitization. ▪ Our total leverage ratio is 3.8x and recourse leverage ratio is 1.0x. 3

Information is unaudited, estimated and subject to change. Q2’24 OVERVIEW ▪ Raised common stock dividend to $0.35 per share from $0.33 per share. ▪ Completed the issuance and sale of $65 million(1) principal amount of 9.0% Senior Unsecured Notes due in 2029. ▪ Remained very active with our portfolio during the quarter. ✓ Committed to purchasing $486 million(2) of RPLs, which settled into a rated securitization in July 2024. ✓ Purchased $377 million of Agency CMO floaters. ✓ Purchased $65 million of guaranteed senior floating rate SLST securities. ✓ Purchased $16 million of high-yielding subordinated tranches of new issue mortgage securitizations backed by small balance commercial properties. ▪ Interest rate hedges provide flexibility for the management of our NIM. ✓ $1.5 billion of interest rate swaps, at a weighted average pay-fixed rate of 3.56%, protect approximately 74% of our floating rate liabilities. ✓ $500 million of interest rate swaptions, at a weighted average pay-fixed rate of 3.45%. ✓ Shorted 5-year Treasury futures with a notional of $308 million to hedge execution risk and closed our position upon pricing of July 2024 securitization. Our book value per share for Q2’24 was $21.27 compared to $21.32 per share in Q1’24, resulting in an economic return of 1.4% for the quarter. (1) After deducting the debt issuance cost of $2.6 million, the Company received approximately $62 million. (2) Post paydowns and kickouts, settled on and securitized $468 million of RPLs. 4

Information is unaudited, estimated and subject to change. Q2’24 TOTAL PORTFOLIO | GAAP BALANCE SHEET Our capital is mainly allocated to residential mortgage loans, financed with non-recourse and repo (secured recourse) financing. Assets Liabilities Other Assets Cash Agency RMBS Agency CMBS Non Agency RMBS Loans Equity Other Liabilities Unsecured Debt Repo Securitized Debt Loans: $11,233 (86%) Q2’24 GAAP Balance Sheet ($ in Millions)(1) Non-Agency RMBS: $1,052 (8%) Repo (Secured Recourse Financing): $2,699 (21%) Equity(2): $2,641 (20%) Securitized Debt (Non-Recourse Financing): $7,151 (54%) Total Liabilities ($ in Millions): $10,491Total Assets ($ in Millions): $13,132 5 (1) At Fair Value. (2) Includes $930 million of Preferred Equity.

Information is unaudited, estimated and subject to change. 13,132 Securitized Debt (Non-Recourse Financing): $7,151 Common Equity: $1,711 Preferred Equity: $930 Other Liabilities: $578Senior Unsecured Debt (Long term Debt): $65(3) Capital Structure ($ in Millions) CAPITAL STRUCTURE OVERVIEW Series Notional Coupon Floating Info A $145 8.00% Fixed B $325 11.35%(1) SOFR + Tenor Adj + 579 C $260 7.75% Float as of Sept’25 D $200 10.94%(2) SOFR + Tenor Adj +538 $930 9.73% Floating Rate Repo $2,015 Floating Rate Preferred Equity $525 Total Floating Rate Sensitivity $2,540 Interest Rate Hedges $1,500 Hedge Percentage 59% Net Floating Rate Exposure $1,040 Preferred Details ($ in Millions) $1,081 $143 $81 $116 $169 $243 $533 $333 $0 $500 $1,000 $1,500 0-3 Months 3-6 Months 6-12 Months 12 Months+ MtM Limited MtM Non MtM Floating Rate Sensitivity ($ in Millions) Repo (Secured Recourse Financing): $2,699 6 Q2’24 Expected Repo Maturities ($ in Millions) We use several funding sources to finance our investments including repurchase agreements (repo), warehouse lines, unsecured debt and, most importantly, asset securitization. (1) Series B coupon is equal to three-month CME Term SOFR (plus a LIBOR to SOFR Tenor spread adjustment of 0.26%) plus a spread of 5.79%. (2) Series D coupon is equal to three-month CME Term SOFR (plus a LIBOR to SOFR Tenor spread adjustment of 0.26%) plus a spread of 5.38%. (3) After deducting the debt issuance cost of $2.6 million, the Company received approximately $62 million.

SECURED RECOURSE FINANCING & INTEREST RATE HEDGING

Q2'24

- $2.7 billion in repo liabilities
- $1.3 billion of MtM financing
- 1.0x recourse leverage
- 52% of repos are Non-MtM and Limited MtM
- $1.5 billion of interest rate swaps hedge 74% of our floating rate liabilities(1)
  - Weighted average pay-fixed rate of 3.56%
- $500 million of 1x1 interest rate swaptions
  - Weighted average pay-fixed rate of 3.45%
- Shorted 5-year Treasury futures with a notional of $308 million to hedge execution risk and closed our position upon pricing of July 2024 securitization.

Q2'24 Secured Recourse Financing & Interest Rate Hedges ($ in Millions)



Total: $2,699
Total: $2,000
$441
$243
$425
$285
$1,305
Non-MtM & Limited MtM: $1,394 (52%)
Floating Rate(1): $2,015 (74%)
$500
$1,500
Interest Rate Swaptions
Interest Rate Swaps
Recourse Financing
Hedges
Floating MtM
Floating Non MtM
Fixed Non MtM
Swaptions
Floating Limited MtM
Capped Floating Limited MtM
Swaps

Q1'24

- $2.4 billion in repo liabilities
- $965 million of MtM financing
- 0.9x recourse leverage
- 60% of repos are Non-MtM and Limited MtM
- $2 billion of interest rate swaps hedge 118% of our floating rate liabilities(2)
  - Weighted average pay-fixed rate of 3.36%
- $1 billion of 1x1 interest rate swaptions
  - Weighted average pay-fixed rate of 3.61%

Q1'24 Secured Recourse Financing & Interest Rate Hedges ($ in Millions)



Total: $2,385
Total: $3,000
$450
$245
$432
$292
$965
Non-MtM & Limited MtM: $1,439 (60%)
Floating Rate(2): $1,689 (71%)
$1,000
$2,000
Interest Rate Swaptions
Interest Rate Swaps
Recourse Financing
Hedges
Floating MtM
Floating Non MtM
Fixed Non MtM
Swaptions
Floating Limited MtM
Capped Floating Limited MtM
Swaps

(1) Excludes $243 million of capped floating rate financing.
(2) Excludes $245 million of capped floating rate financing.
Information is unaudited, estimated and subject to change.

7

RESIDENTIAL MORTGAGE LOANS OVERVIEW

Our Residential Mortgage Loan Process

- We acquire residential mortgage loans from banks, non-bank financial institutions and government sponsored agencies.
- We finance purchases of mortgage loans via warehouse facilities and repurchase agreements (recourse financing).
- We securitize mortgage loans by selling senior securities and retains subordinate and interest-only securities (long-term non-recourse financing).
- We finance retained securities via repurchase agreements (secured recourse financing) to enhance return on investment.

Q2'24 Key Loan Statistics

Total Current Unpaid Principal Balance (UPB)	$11.8 Billion(1)
Total Number of Loans	109,132
Weighted Average Loan Size	$108K
Weighted Average Coupon	5.98%
WA FICO	666
Weighted Average Loan Age (WALA)	185 Months
Weighted Average Original Loan-to-Value (LTV)	79%
Amortized Loan-to-Value (LTV)	65%
HPI Updated Loan-to-Value (LTV)(2)	46%
60+ Days Delinquent	8.7%

Our loan portfolio is very seasoned, with 78% of loans originated prior to 2008.

Loan Origination Year ($ in Billions)



$2.6 (22%)
$9.2 (78%)
UPB Originated Prior to 2008
UPB Originated After 2008

Weighted Average Loan Age (Months)



162
173
184
180
184
185
2019
2020
2021
2022
2023
2024

Source: Bloomberg and IntexCalc. (1) Includes $573MM of Residential Mortgage Loans held financing trusts, $619MM of Non-QM and Prime Jumbo securitizations, and $468MM of RPLs that settled in the July 2024 securitization. (2) HPI LTV data as of April 2024.
Information is unaudited, estimated and subject to change.

8

Information is unaudited, estimated and subject to change. RESIDENTIAL MORTGAGE LOANS OVERVIEW Our loan portfolio has benefitted from historical levels of home equity due to home price appreciation. S&P Case Shiller National HPI(1) HPI Updated LTV(1) (%) 100 150 200 250 300 350 2000 2004 2008 2012 2016 2020 2024 66 62 52 49 45 46 2019 2020 2021 2022 2023 2024 Delinquencies on our loan portfolio have been low – currently at lowest level since 2019. Our loan portfolio has a weighted average coupon of 5.98%. 60+ Day Delinquency (%) Weighted Average Coupon (%) 9.9 12.9 11.9 10.7 9.5 8.7 2019 2020 2021 2022 2023 2024 6.54 6.30 6.10 5.85 5.96 5.98 2019 2020 2021 2022 2023 2024 Source: Bloomberg and IntexCalc. (1) HPI LTV data as of April 2024. 9

Information is unaudited, estimated and subject to change. SECURITIZATION ACTIVITY ▪ We currently have RMBS & Loan issuance with an unpaid principal balance of approximately $14 billion outstanding. ▪ Re-securitization is an additional source for future capital re-deployment. We have completed 105 deals and securitized $53 billion of residential mortgage assets, including Legacy Non-Agency RMBS, Seasoned Reperforming Loans, Agency Eligible Investor Loans, Non- QM DSCR loans, and Prime Jumbo loans, since inception. Securitization History ($ in Millions) 0 2,000 4,000 6,000 8,000 10,000 2008 2011 2015 2018 2021 2024 Senior Bond Orig. Balance Subordinated Bond Orig. Balance Vintage Type # of Deals Issued Total Orig. Balance Senior Bond Orig. Subordinated Bond Orig. Balance # of Deals Outstanding 2008 Loan 2 771 671 100 2 2009 RMBS 3 3,535 1,965 1,570 2 2010 RMBS 14 5,638 2,156 3,482 6 2011 RMBS 2 359 177 182 2 2012 Loan 3 1,497 1,378 119 - 2014 Loan & RMBS 2 816 522 294 - 2015 Loan 4 2,048 1,385 663 - 2016 Loan 6 5,862 4,149 1,713 1 2017 Loan 9 7,364 5,218 2,147 - 2018 Loan 9 3,022 2,210 812 3 2019 Loan 12 5,007 3,850 1,157 11 2020 Loan 11 4,164 3,254 909 9 2021 Loan 14 8,202 6,522 1,680 14 2022 Loan 5 1,571 1,156 415 5 2023 Loan 8 2,553 1,991 562 8 2024 Loan 1 468 352 116 1 105 52,878 36,957 15,921 64 10

Information is unaudited, estimated and subject to change. Q2’24 Key Loan Statistics Q2’24 RPL SECURIZATION CREDIT PERFORMANCE Reperforming Loans are a cornerstone of our portfolio. Residential Credit fundamentals and performance have been stable, given home price appreciation and the fully seasoned nature of our loans. Total Original Unpaid Principal Balance (UPB) $16.1 Billion Total Current Unpaid Principal Balance (UPB) $10.1 Billion Total Number of Loans 104,156 Weighted Average Loan Size $97K Weighted Average Coupon 5.99% Weighted Average FICO 654 Weighted Average Loan Age (WALA) 209 Months Amortized Loan-to-Value (LTV) 64% HPI Updated Loan-to-Value (LTV)(1) 43% 60+ Days Delinquent 8.4% 5 7 9 11 13 15 2022 2023 2024 4 8 12 16 2022 2023 2024 0.4 0.5 0.6 0.7 0.8 0.9 2022 2023 2024 15 25 35 45 55 2022 2023 2024 60+ Day Delinquency (%) 3 Month Prepayment Rate (CPR %) 3 Month Default Rate (%) 3 Month Loss Severity (%) Source: Bloomberg and IntexCalc.. (1) HPI LTV data as of April 2024. 11

Information is unaudited, estimated and subject to change. SUMMARY Capital • Completed the issuance and sale of $65 million(1) principal amount of 9.0% Senior Unsecured Notes due in 2029. • Following the July securitization, we expect to continue to acquire and securitize mortgage loans as well as further implement our call optimization strategy on our securitizations. • The timing of these re-securitizations is impacted by many factors, including credit performance, prepayment speeds, interest rates, and market volatility. Portfolio Investments • Committed to purchasing $486 million(2) of RPLs, which settled into a rated securitization in July 2024. • Purchased $377 million market value of Agency CMO Floaters. • Purchased $65 million market value of guaranteed floating rate SLST securities. • Invested approximately $16 million in high-yielding subordinated tranches of new issue mortgage securitizations backed by small balance commercial properties. Credit Performance • We believe credit performance on our existing loan portfolio remains strong. • The weighted average HPI LTV of our loan portfolio is 46%(3). • 185 months of seasoning. Financing & Liquidity • Recourse leverage is 1.0x as of Q2’24. • Ended the quarter with $162 million in cash and $486 million in unencumbered assets. Interest Rate Hedging • Current hedges are positioned to deal with an uncertain rate environment. • $1.5 billion of 1-year interest rate swaps protect 74% of our floating rate repos (4). • $500 million of 1x1 interest rate swaptions gives us flexibility in case the Fed holds rates higher through 2025. • Shorted a notional of $308 million of 5-year Treasury futures to hedge execution risk and closed our position upon pricing of July 2024 securitization. (1) After deducting the debt issuance cost of $2.6 million, the Company received approximately $62 million. (2) Post paydowns and kickouts, settled on and securitized $468 million of RPLs. (3) HPI LTV data as of April 2024. (4) Excludes $243 million of capped floating rate financing. 12

Information is unaudited, estimated and subject to change. Appendix

Information is unaudited, estimated and subject to change. $21.86 $20.70 $20.25 $21.32 $21.27 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q2’24 Economic Return: 1.4% $0.08 ($0.07) $0.05 $0.45 $0.41 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 $0.36 $0.38 $0.40 $0.37 $0.37 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 1.0x 1.0x 1.0x 0.9x 1.0x Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 $201 $139 $222 $169 $162 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 $470 $467 $377 $418 $486 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 GAAP Earnings Per Share Earnings Available For Distribution (EAD) Per Share(1) GAAP Book Value Per Share Recourse Leverage Cash ($ in Millions) Unencumbered Assets Market Value ($ in Millions) FINANCIAL METRICS (1) Earnings available for distribution per adjusted diluted common share is a non- GAAP measure. See additional discussion in the Appendix section of this presentation. . 14

Information is unaudited, estimated and subject to change. EARNINGS AVAILABLE FOR DISTRIBUTION Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, realized gains or losses on the sales of investments, gains or losses on the extinguishment of debt, changes in the provision for credit losses, other gains or losses on equity investments, and transaction expenses incurred. Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations and certain structured secured financing agreements and include costs such as underwriting fees, legal fees, diligence fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. We believe that excluding these costs is useful to investors as it is generally consistent with our peer groups treatment of these costs in their non-GAAP measures presentation, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issue costs prior to the fair value election option made by us. In addition, we believe it is important for investors to review this metric which is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense. Earnings available for distribution is the Economic net interest income, as defined previously, reduced by compensation and benefits expenses (adjusted for awards to retirement eligible employees), general and administrative expenses, servicing and asset manager fees, income tax benefits or expenses incurred during the period, as well as the preferred dividend charges. We view Earnings available for distribution as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include (among others) REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. In addition, Earnings available for distribution is different than REIT taxable income and the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders in order to maintain qualification as a REIT is not based on Earnings available for distribution. Therefore, Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution as described above helps us and investors evaluate our financial performance period over period without the impact of certain transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs. (1) At Fair Value. 15

EARNINGS AVAILABLE FOR DISTRIBUTION

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended				
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	(dollars in thousands, except per share data)				
GAAP Net income (loss) available to common stockholders	$ 33,913	$ 111,016	$ 12,104	$ (16,268)	$ 17,586
Adjustments:					
Net unrealized (gains) losses on financial instruments at fair value	(11,231)	(76,765)	(6,815)	43,988	(6,954)
Net realized (gains) losses on sales of investments	—	3,750	3,752	460	21,758
(Gains) losses on extinguishment of debt	—	—	2,473	—	(4,039)
Increase (decrease) in provision for credit losses	3,684	1,347	2,330	3,217	2,762
Net unrealized (gains) losses on derivatives	(11,955)	(5,189)	15,871	(17)	(17,994)
Realized (gains) losses on derivatives	17,317	—	—	—	6,822
Transaction expenses	—	67	425	90	8,456
Stock Compensation expense for retirement eligible awards	(419)	1,024	(391)	(392)	(388)
Other investment (gains) losses	(1,001)	(4,686)	986	(2,381)	421
Earnings available for distribution	$ 30,308	$ 30,564	$ 30,735	$ 28,697	$ 28,430
GAAP net income (loss) per diluted common share	$ 0.41	$ 1.36	$ 0.16	$ (0.21)	$ 0.23
Earnings available for distribution per adjusted diluted common share	$ 0.37	$ 0.37	$ 0.40	$ 0.38	$ 0.36

Information is unaudited, estimated and subject to change.

16

NET ASSET BREAKDOWN

Net Asset Breakout	Q2 2024				Q1 2024			
	Direct Holdings	Securitization Trusts	Financing Trusts	Total	Direct Holdings	Securitization Trusts	Financing Trusts	Total
Investments:								
Non-Agency RMBS, at fair value	813,042,952	238,927,634	-	1,051,970,586	815,376,991	244,485,608	-	1,059,862,600
Agency MBS, at fair value	503,294,692	-	-	503,294,692	65,999,086	-	-	65,999,086
Residential Mortgage Loans[1]								
RPL	-	9,629,946,326	(0)	9,629,946,326	-	9,888,274,493	-	9,888,274,493
Investor	-	601,750,384	-	601,750,384	-	616,561,118	-	616,561,118
RTL	-	-	139,511,597	139,511,597	-	-	164,754,502	164,754,502
Jumbo Prime	-	-	399,186,679	399,186,679	-	-	404,928,654	404,928,654
Total Investment Assets	1,316,337,643	10,470,624,344	538,698,276	12,325,660,264	881,376,078	10,749,321,219	569,683,156	12,200,380,452
Securitized debt, collateralized by:								
Non-Agency RMBS	-	72,120,773	-	72,120,773	-	73,161,678	-	73,161,678
Residential Mortgage Loans				-				-
RPL	-	6,626,493,313	-	6,626,493,313	-	6,869,295,399	-	6,869,295,399
Investor	-	452,497,909	-	452,497,909	-	467,049,240	-	467,049,240
Secured financing agreements, secured by:								
Non-Agency RMBS	532,073,000	116,293,000	-	648,366,000	547,967,500	120,614,000	-	668,581,500
Agency RMBS	412,458,000	-	-	412,458,000	36,433,998	-	-	36,433,998
Residential Mortgage Loans								
RPL	-	1,192,889,940	-	1,192,889,940	-	1,207,869,820	-	1,207,869,820
RTL	-	-	112,481,919	112,481,919	-	-	132,212,258	132,212,258
Jumbo Prime	-	-	333,103,156	333,103,156	-	-	339,580,706	339,580,706
Total Investment Liabilities	944,531,000	8,460,294,935	445,585,075	9,850,411,010	584,401,498	8,737,990,137	471,792,964	9,794,184,600
Net Assets	371,806,643	2,010,329,409	93,113,202	2,475,249,254	296,974,579	2,011,331,081	97,890,192	2,406,195,852

(1) Q2 2024 excludes approximately $463 million of Loans held for investment as of June 30,2024, which were purchased prior to the reporting date and settled subsequent to that reporting period

There were no Loans held for investment as of March 31, 2024 which were purchased prior to the reporting date and settled subsequent to that reporting date

Information is unaudited, estimated and subject to change.

17

NET INTEREST SPREAD

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended					
	June 30, 2024 (dollars in thousands)			March 31, 2024 (dollars in thousands)		
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:						
Interest-earning assets [1]:						
Agency RMBS [3]	$ 459,668	$ 2,719	6.2 %	$ 19,363	$ 325	6.7 %
Agency CMBS	50,383	598	4.7 %	60,345	715	4.7 %
Non-Agency RMBS	973,309	30,527	12.5 %	961,903	28,935	12.0 %
Loans held for investment	11,265,266	151,001	5.4 %	11,643,716	154,018	5.3 %
Total	$ 12,748,626	$ 184,845	5.9 %	$ 12,685,327	$ 183,993	5.8 %
Liabilities and stockholders' equity:						
Interest-bearing liabilities [2]:						
Secured financing agreements collateralized by:						
Agency RMBS [3]	$ 376,644	$ 1,858	5.6 %	$ —	$ —	— %
Agency CMBS	36,275	501	5.5 %	44,632	661	5.9 %
Non-Agency RMBS	657,235	11,288	6.9 %	681,101	11,736	6.9 %
Loans held for investment	1,679,210	26,170	6.2 %	1,696,221	28,106	6.6 %
Securitized debt	7,926,792	71,943	3.6 %	8,207,251	75,489	3.7 %
Long term debt [3]	65,000	691	9.8 %	—	—	— %
Total	$ 10,741,156	$ 112,451	4.2 %	$ 10,629,205	$ 115,992	4.4 %
Economic net interest income/net interest rate spread		$ 72,394	1.7 %		$ 68,001	1.4 %
Net interest-earning assets/net interest margin	$ 2,007,470		2.3 %	$ 2,056,122		2.1 %
Ratio of interest-earning assets to interest bearing liabilities	1.19			1.19		

(1) Interest-earning assets at amortized cost

(2) Interest includes periodic net interest cost on swaps

(3) These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period

Information is unaudited, estimated and subject to change.

18

Information is unaudited, estimated and subject to change. SECURITIZATION PROCESS Chimera has created term-funding through securitization.(1) In the example below, CIM buys $100MM Non-Agency mortgage bonds or loans from a dealer for securitization. $100 MM Non-Agency Mortgage Bond/Loans $100 MM Trust (Non-Agency RMBS Collateral) $75 MM Senior A Note Sold to Third Party $25 MM Subordinate B Note Retained by CIM $15 MM Repo Financing $10 MM Equity Deposit Principal & Interest Losses & Interest Recourse Financing • CIM deposits the bond or loans into a trust. • The trust issues bonds backed by the cashflow of the underlying bond or loans. • The Senior A note receives all principal from the collateral and interest on its $75MM bond until the bond is paid off. • The Subordinate B note receives interest on its $25MM bond, absorbs losses and starts to receive principal only after the Senior A note is paid in full. • 3x Non-Recourse Leverage. • 60% of the Subordinate B note is financed through a repurchase agreement. • The remaining 40% of the Subordinate B note is equity. • 1.5x Recourse Leverage. (1) The hypothetical diagram below shows the typical structure of our securitization transactions. . 19

CONSOLIDATED LOAN SECURITIZATIONS

		ORIGINAL FACE ($ Thousands)			REMAINING FACE ($ Thousands)			WEIGHTED AVERAGE COUPON (WAC)		
VINTAGE	DEAL	TOTAL	SOLD	RETAINED	TOTAL	SOLD	RETAINED	Outstanding Bonds Sold	Underlying Collateral	FIRST CALL DATE
2023	CIM 2023-I2	238,530	202,750	35,780	213,493	177,713	35,780	6.71%	7.17%	Jul-26
2023	CIM 2023-R4	393,997	343,368	50,629	355,479	304,836	50,629	5.03%	5.56%	Apr-28
2023	CIM 2023-NR2	66,661	48,328	18,333	56,378	39,185	17,193	6.00%	5.23%	Currently Callable
2023	CIM 2023-R3	450,834	394,479	56,355	404,433	348,053	56,355	4.50%	5.09%	Apr-25
2023	CIM 2023-I1	236,161	205,578	30,583	207,332	176,748	30,583	6.36%	7.42%	Apr-26
2023	CIM 2023-R2	447,384	364,841	82,543	388,542	305,987	82,543	5.50%	6.03%	Mar-28
2023	CIM 2023-NR1	134,016	97,161	36,855	103,192	65,964	37,228	6.00%	6.08%	Currently Callable
2023	CIM 2023-R1	585,718	512,503	73,215	505,306	432,541	72,765	5.40%	6.01%	Jan-25
2022	CIM 2022-NR1	144,912	105,061	39,851	122,765	84,576	38,189	5.00%	4.85%	Currently Callable
2022	CIM 2022-R3	369,891	327,168	42,723	309,515	266,886	42,694	4.57%	5.05%	Sep-27
2022	CIM 2022-I1	219,442	122,997	96,445	191,936	95,491	96,445	4.35%	4.70%	Currently Callable
2022	CIM 2022-R2	508,202	440,865	67,337	418,831	351,706	67,125	3.82%	4.55%	May-27
2022	CIM 2022-R1	328,226	294,090	34,136	257,769	223,495	34,115	3.05%	4.21%	Feb-27
2021	CIM 2021-NR4	167,596	125,747	41,849	111,822	67,615	44,207	2.82%	5.77%	Currently Callable
2021	CIM 2021-R6	353,797	336,284	17,513	214,321	196,803	17,513	1.64%	6.11%	Sep-26
2021	CIM 2021-R5	450,396	382,836	67,560	338,139	271,096	67,044	2.00%	5.55%	Aug-24
2021	CIM 2021-R4	545,684	463,831	81,853	341,025	259,330	81,695	2.00%	6.42%	Currently Callable
2021	CIM 2021-R3	859,735	730,775	128,960	495,089	366,081	128,960	1.95%	6.47%	Apr-25
2021	CIM 2021-NR3	117,373	82,161	35,212	62,529	23,898	38,632	5.57%	6.85%	Currently Callable
2021	CIM 2021-R2	1,497,213	1,272,631	224,582	782,589	557,361	224,582	2.07%	7.14%	Mar-25
2021	CIM 2021-NR2	240,425	180,318	60,107	134,812	62,833	71,979	5.57%	7.12%	Currently Callable
2021	CIM 2021-R1	2,098,584	1,783,797	314,787	1,137,541	821,416	314,787	1.94%	7.06%	Feb-25
2021	CIM 2021-NR1	232,682	162,877	69,805	118,960	38,006	80,954	5.57%	7.65%	Currently Callable
2020	CIM 2020-R7	653,192	562,023	91,169	371,198	280,837	90,361	2.44%	6.23%	Currently Callable
2020	CIM 2020-R6	418,390	334,151	84,239	263,045	179,212	83,833	2.25%	4.97%	Currently Callable
2020	CIM 2020-R5	338,416	257,027	81,389	167,367	86,094	81,273	2.43%	5.28%	Clean-up Call
2020	CIM 2020-R3	438,228	328,670	109,558	255,096	146,806	108,290	4.00%	5.32%	Currently Callable
2020	CIM 2020-R2	492,347	416,761	75,586	290,018	216,382	73,895	2.67%	4.27%	Clean-up Call
2020	CIM 2020-R1	390,761	317,608	73,153	247,695	175,217	72,478	2.90%	5.00%	Currently Callable
2019	SLST 2019-1	1,217,441	941,719	275,722	759,867	531,809	219,142	3.50%	4.28%	Currently Callable
2019	CIM 2019-R5	315,039	252,224	62,815	158,746	96,247	61,981	2.98%	5.67%	Clean-up Call
2019	CIM 2019-R4	320,802	256,641	64,161	169,126	106,689	62,436	3.00%	6.51%	Currently Callable
2019	CIM 2019-R3	342,633	291,237	51,396	152,749	102,515	50,234	2.63%	7.10%	Currently Callable
2019	CIM 2019-R2	464,327	358,172	106,155	283,112	178,940	104,173	3.49%	5.00%	Clean-up Call
2019	CIM 2019-R1	371,762	297,409	74,353	213,965	141,493	72,472	3.25%	5.16%	Currently Callable
2018	CIM 2018-R3	181,073	146,669	34,404	57,254	25,171	31,904	4.42%	7.02%	Currently Callable
2016	CIM 2016-FRE1	185,811	115,165	70,646	69,575	12,158	57,417	4.27%	5.91%	Currently Callable
2008	PHHMC 2008-CIM1	619,710	549,142	70,568	6,581	4,890	1,669	6.77%	4.77%	Do Not Hold Call Rights
	TOTAL	$17,437,391	$14,405,064	$3,032,327	$10,737,192	$7,822,081	$2,903,554	3.43%	5.83%	

Information is unaudited, estimated and subject to change.

20

Information is unaudited, estimated and subject to change.